Exhibit 10.2
English Translation of Chinese Language Document

SUPPLEMENTARY AGREEMENT
TO THE EQUITY INTERESTS TRANSFER FRAMEWAORK AGREEMENT

This Supplementary Agreement to the Equity Interests Transfer Framework Agreement (this “Agreement”) is entered into by the parties below in Beijing, China as of November 17, 2009:

Acquirer: Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd., a limited liability company duly organized under the laws of the People’s Republic of China with the registration number of its business license as 110108010608315 (the “Acquirer”);

Transferor: Beijing Tangjun Technology Co., Ltd., a limited liability company duly organized under the laws of the People’s Republic of China with the registration number of its business license as 1101082678998 (the “Transferor”).

In this Agreement, the Acquirer and the Transferor are individually referred to as a “Party” and collectively as “Parties”. Unless specifically noted or otherwise specified, words or terms used in this Agreement shall have the meanings specified in the Original Agreement (as defined below).

WHEREAS:

1. The Acquirer and the Transferor have entered into the Equity Interests Transfer Framework Agreement (the “Original Agreement”) on August 3, 2009 with respect to the transfer of 100% of the equity interests (the “Target Equity”) in Shanghai Xieheng Telecommunications Equipment Co., Ltd. (the “Target Company”).

2. It is unanimously agreed by the Parties to modify and supplement parts of the provisions of the Original Agreement.

NOW, THEREFORE, the Parties have reached the following agreements through negotiations:

Article 1     The Parties confirm and agree that pursuant to the provisions of Article 5.2 of the Original Agreement, the Transferor shall pay RMB twenty eight million four hundred and eighty thousand Yuan (￥28,480,000.00) to the bank account designated by the Acquirer (the bank account of the Target Company) within 5 business days after the execution date of this Agreement. In case of any delay in making such payment, the Transferor shall pay a penalty at a rate of 0.05% per day of the overdue amount (the “Overdue Penalty”). The Acquirer may directly deduct the aforesaid amount and the Overdue Penalty from the Third Installment of the Acquisition Consideration.

Article 2     The Parties confirm and agree that certain preconditions for the closing of the transfer of the Target Equity as set forth in Article 4.1 of the Original Agreement shall be waived pursuant to relevant provisions herein and the closing of the transfer of the Target Equity shall be performed in accordance with the provisions herein.

Article 3     The Parties confirm and agree that they shall sign the equity interests transfer agreement for purpose of the modification registration with the competent administration for industry and commerce of the Target Company (the “Competent AIC”) for the transfer of the Target Equity (the “AIC Version Equity Transfer Agreement”) as well as other documents required for such modification registration (together with the AIC Version Equity Transfer Agreement, the “AIC Registration Documents”) as soon as possible. The Transferor shall submit the AIC Registration Documents with the Competent AIC and obtain the notification of acceptance thereof issued by the Competent AIC before November 9, 2009. The Acquirer agrees that it shall have caused Beijing Ruizhi Jiye Investment Co., Ltd. to apply to the Competent AIC to release the pledge registration of the Target Equity on or before the date of the aforesaid submission of the AIC Registration Documents.

Article 4     The Parties confirm and agree to the following with respect to the “Transfer of equity interests” as set forth in subparagraph (i) of Article 4.1(1) “Restructuring” of the Original Agreement:

(1) The Target Company has transferred 100% of the equity interests in Shanghai Xieheng Information Technology Co., Ltd. (“Xieheng Technology”) to the Transferor and has completed the modification registration with the relevant administration for industry and commerce for the said transfer. The Target Company is no longer the shareholder of Xieheng Technology and shall not assume any responsibilities, obligations and risks in connection with Xieheng Technology; the Transferor shall be responsible for assuming and resolving any responsibilities, obligations and risks in connection with Xieheng Technology which exist or incur before the transfer pursuant to this Article.

(2) The Target Company has transferred 100% of the equity interests in Shanghai Xieheng Telecommunications Appliance Co., Ltd. (“Xieheng Appliance”) to the party designated by the Transferor and has completed the modification registration with the relevant administration for industry and commerce for the said transfer. The Target Company is no longer the shareholder of Xieheng Appliance and shall not assume any responsibilities, obligations and risks in connection with Xieheng Appliance; the Transferor shall be responsible for assuming and resolving any responsibilities, obligations and risks in connection with Xieheng Appliance which exist or incur before the transfer pursuant to this Article.

(3) The company deregistration formalities for the ten companies listed in Annex 1 hereto which have no operating stores (the “Ten Companies”) have been completed or are being handled. The Annex 1 attached hereto has listed the relevant company deregistration documents of the Ten Companies which have been provided or are to be provided by the Transferor. The Transferor agrees to cause the Ten Companies to furnish all the outstanding documents to the Acquirer within 30 days after the Closing Date to prove that the Ten Companies have fully completed the deregistration formalities. The Transferor agrees that it will be responsible for assuming and resolving any and all debts, responsibilities, obligations, disputes, litigations and arbitrations in connection with the Ten Companies as of the completion date of the company deregistration. Any losses and expenses thus caused to the Acquirer and/or the Target Company shall be borne or compensated by the Transferor and the Acquirer may directly deduct the relevant amount from the Third Installment of the Acquisition Consideration to cover such losses and expenses;

(4) The Parties confirm that the expenses arising from or in connection with the aforesaid transfer, modification or deregistration have been borne by the Transferor and any and all subsequent expenses incurred in connection therewith will still be borne by the Transferor. Any payment subsequently made by the Acquirer for the Transferor in connection therewith shall be directly deducted from the Third Installment of the Acquisition Consideration.

Article 5     The Parties confirm and agree to the following with respect to the “Acquisition of equity interests” as set forth in subparagraph (ii) of Article 4.1(1) “Restructuring” of the Original Agreement:

Xieheng Technology has transferred 100% of the equity interests in Shanghai Xieheng Electronic Products Co., Ltd. (“Xieheng Products”) to the Target Company and has completed the modification registration with the relevant administration for industry and commerce for the said transfer. Xieheng Technology is no longer the shareholder of Xieheng Electronic. Notwithstanding the foregoing, the Transferor shall be responsible for assuming and resolving any and all debts, responsibilities, obligations, disputes, litigations and arbitrations in connection with Xieheng Electronic and/or Xieheng Technology as of the Reference Date (July 31, 2009). Any losses and expenses thus caused to the Acquirer and/or the Target Company shall be severally and jointly borne or compensated by the Transferor and Xieheng Technology and the Acquirer may directly deduct the relevant amount from the Third Installment of the Acquisition Consideration to cover such losses and expenses.

Article 6     The Parties confirm and agree that:

(1) The “Updated Equity Structure Chart after Restructuring” as set forth in Part One of Annex 2 hereto (the “New Structure Chart”) shall replace the equity structure chart after restructuring as set forth in Annex 4 of the Original Agreement (the “Original Structure Chart”);

(2) The company deregistration formalities for Yantai Xieheng Communications Equipment Co., Ltd. (“Yantai Xieheng”), Hengyang Xieheng Mobile Communications Equipment Co., Ltd. (“Hengyang Xieheng”), Loudi Xieheng Mobile Communications Equipment Co., Ltd. (“Loudi Xieheng”), Zhuzhou Xieheng Mobile Communications Equipment Co., Ltd. (“Zhuzhou Xieheng”), Xuzhou Xieheng Mobile Communications Equipment Co., Ltd. (“Xuzhou Xieheng”) and Dongguan Xieheng Electronic Co., Ltd. (“Dongguan Xieheng”) as listed in the Original Structure Chart (collectively, the “Six Companies”) have been completed or are being handled. The Transferor agrees to cause the Six Companies to complete the company deregistration formalities within 90 days after the Closing Date. The Transferor agrees that it will be responsible for assuming and resolving any and all debts, responsibilities, obligations, disputes, litigations and arbitrations in connection with the Six Companies as of the completion date of the company deregistration. Any losses and expenses thus caused to the Acquirer and/or the Target Company shall be borne or compensated by the Transferor and the Acquirer may directly deduct the relevant amount from the Third Installment of the Acquisition Consideration to cover such losses and expenses;

(3) The Transferor confirms and undertakes that, as of the execution date of this Agreement, the equity structure indicated in the New Structure Chart in Part One of Annex 2 hereto is accurate and true;

(4) The Transferor confirms and undertakes that, as of the execution date of this Agreement, the companies listed in Part Two of Annex 2 hereto are all duly incorporated and exist under the laws and regulations of the People’s Republic of China. With regard to the documents or materials to be provided as marked in Part Two of Annex 2, the Transferor agrees to cause relevant parties to furnish to the Acquirer within 30 days after the Closing Date.

Article 7     The Transferor confirms that with respect to the “Transfer of Assets” as set forth in Article 4.1(2) of the Original Agreement, as of the execution date of this Agreement, the real properties under Shang Qing Fang Di Quan Shi Zi No. 253215, 253216, 247877, 247878 and 247880 (collectively, the “Target Real Properties”) have not been transferred to the Transferor and/or its designee. The Parties agree that the Transferor shall complete the transfer formalities of the Target Real Properties within 90 days after the Closing Date. The taxes and fees arising from such transfer (whether payable by the real property transferor or transferee in accordance with law) shall be borne by the Transferor. Any payment made by the Acquirer for the Transferor in connection therewith may be directly deducted from the Third Installment of the Acquisition Consideration

Article 8     The Parties confirm and agree to the following with respect to the “Execution of Retail Store Lease Agreement” as set forth in Article 4.1(3) of the Original Agreement:

(1) The “List of Outside-system Companies Retail Store Lease Information” as set forth in Annex 3 hereto (the “Lease Information List”) has completely and exhaustively listed all the retail stores whose lease agreements shall be renewed by the Target Company, its subsidiaries or the party designated by the Acquirer pursuant to the provisions of Article 4.1(3) “Execution of Retail Store Lease Agreement” of the Original Agreement.

(2) As of the execution date of this Agreement, except for the situations as marked in the Annex 3 hereto, the Target Company, its subsidiaries or the party designated by the Acquirer has renewed the lease agreement for each of the retail stores listed in Annex 3 (please refer to the Annex 3 hereto for the respective leasee for each retail store). The Acquirer confirms and agrees to accept the renewal arrangements of the lease agreements of such retail stores;

(3) The lease agreement for the No. 78 store (Sun Plaza Store) in Guangdong region as listed in Annex 3 of the Original Agreement has been renewed by Guangzhou Xieheng Communications Equipment Co., Ltd., with a lease term of 3 years commencing from September 10, 2009.

Article 9     The Parties confirm and agree to modify and supplement Article 4.1(4) “Intangible Assets” of the Original Agreement as follows:

(1) The domain name “xieheng.com” as listed in Annex 5 of the Original Agreement is owned by the Target Company;

(2) As of the execution date of this Agreement, the seven registered trademarks as listed in Annex 4 hereto (the “Transfer Trademarks”) are still owned by the Target Company. The Target Company has applied to transfer such Transfer Trademarks to Shanghai Xieheng Investment Co., Ltd. (“Xieheng Investment”) and has submitted relevant transfer application materials to the Trademark Office of Administration for Industry and Commerce of the People’s Republic of China (the “Trademark Office”). The Trademark Office has issued the acceptance notifications for the transfer application with respect to the Transfer Trademarks;

(3) The Parties agree that Xieheng Investment and the Target Company shall enter into certain Trademark License Contract (the “License Contract”), pursuant to which Xieheng Investment shall, upon obtaining the ownership of the Transfer Trademarks, immediately grant the Target Company a royalty-free, sole and exclusive license to use such trademarks under the trademark categories of mobile phone retail, after-sales service and mobile communications agency business (Categories 35 and 37 under the Nice Agreement concerning the International Classification of Goods and Services for the Purposes of the Registration of Marks), with a license term until February 29, 2012 (the “License Term”). The Parties further confirm and agree that upon the approval of the transfer application of the Transfer Trademarks by the Trademark Office, the Transferor shall cause Xieheng Investment to unconditionally cooperate in signing the License Contract pursuant to the provisions of this Agreement and handle the filing and registration of the License Contract within 10 days thereafter so as to ensure that the Target Company will promptly and legally obtain the sole and exclusive right to use the Transfer Trademarks within the License Term.

Article 10     The Parties confirm and agree to modify and supplement Article 4.1(5) “Channel Resources” of the Original Agreement as follows:

The Transferor confirms and undertakes that, as of the execution date of this Agreement, the sales cooperation between the Target Company and its subsidiaries and Nokia, Samsung and Sony Ericsson shall remain effective, and there is no outstanding litigation, arbitration or dispute of other forms between the Target Company and its subsidiaries and any previous or current suppliers (including without limitation Nokia, Samsung and Sony Ericsson).

Article 11     The Parties confirm that the Transferor has completed the personnel arrangement in connection with Article 4.1(6) of the Original Agreement to basically ensure the smooth transition and the effective and on-going operation of the Target Company. The severance payment, social insurance fees, social security fees, housing provident funds, welfare fees, etc for the general managers of branches/subsidiaries and the department managers or higher level employees of the Target Company that are not retained by the Acquirer have been borne or paid by the Transferor. The closing precondition with respect to the “Personnel Arrangement” as set forth in the Original Agreement has been fulfilled.

Article 12     Except as otherwise provided in the Original Agreement or this Agreement, without the prior written consent of the Acquirer, the Acquirer shall not assume any debts and liabilities, existing, occurring, known or unknown prior to the Reference Date, of the Transferor, the Target Company and its subsidiaries and affiliated companies, and the Transferor shall continue to assume all such debts and liabilities, including without limitation tax risks and liabilities. Where such debts, risks and liabilities have resulted to any claims, litigations, arbitrations, administrative sanctions or other legal proceedings against the Acquirer, the Target Company and its subsidiaries, the Transferor shall unconditionally and irrevocably settle them and indemnify the Acquirer, the Target Company and its subsidiaries against any and all losses and expenses thus incurred.

Article 13     The Parties hereby confirm that the AIC Version Equity Transfer Agreement shall be used only for purpose of the modification registration of the transfer of the Target Equity with the Competent AIC. In case of any inconsistency or conflict between the AIC Version Equity Transfer Agreement and the Original Agreement or this Agreement, the Original Agreement and this Agreement shall prevail.

Article 14     This Agreement, as a supplementary agreement to the Original Agreement, is an integral part of the Original Agreement. Except for the modifications and supplements contained herein, the other provisions of the Original Agreement are not modified or adjusted and shall continue to be fully performed by the Parties. In case of any inconsistency or conflict between the Original Agreement and this Agreement, the provisions of this Agreement shall prevail.

Article 15     In the event that any provision of this Agreement is held to be invalid or unenforceable by applicable laws and regulations, the court of competent jurisdiction or other institution, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby.

Article 16     This Agreement is written in Chinese and binds upon the Parties. This Agreement is executed in two (2) counterparts, one for each Party and each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

The following annexes are an integral part of this Agreement.

Annex 1     List of the Deregistration Information of Deregistered Subsidiaries
Annex 2     List of Information of Inside-system Companies
                   Part One     Updated Equity Structure Chart after Restructuring
                   Part Two     Basic Information of Target Company and Its Subsidiaries
Annex 3     List of Outside-system Companies Retail Store Lease Information
Annex 4     List of Transfer Trademarks

Signature page of the Supplementary Agreement to the Equity Interests Transfer Framework Agreement

Acquirer: Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd.

Signed by authorized representative: /s/
Name of authorized representative: Dongping Fei

Signature page of the Supplementary Agreement to the Equity Interests Transfer Framework Agreement

Transferor: Beijing Tangjun Technology Co., Ltd.

Signed by authorized representative: /s/
Name of authorized representative: